Exhibit 99.1

UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 20, 2012, PLX Technology, Inc. (“PLX” or the “Company”) completed the sale of physical layer 10GBase-T integrated circuit (“PHY”) family of products pursuant to an Asset Purchase Agreement between the Company and Aquantia Corporation dated September 14, 2012 (the “Aquantia APA”).

On July 6, 2012, the Company had also entered into an Asset Purchase Agreement (the “Entropic APA”) with Entropic Communications, Inc., pursuant to which the Company completed the sale of digital channel stacking switch product line within the PHY product family, including certain assets exclusively related to the product line. Under the terms of the agreement, the Company continued to have an obligation to complete the development in process.   In connection with the Transaction with Aquantia, the Company is in negotiations to modify the Agreement with Entropic and it is probable that the payment terms of certain milestone payments will be reduced and accelerated and the obligation of PLX to complete the development of the product will be assumed by Entropic.

The unaudited pro forma condensed consolidated financial statements give effect to the consummated Aquantia APA, the Entropic APA and the License Agreement (“the Transactions”) and probable amendment to the Entropic Agreement.

For the purpose of the unaudited pro forma condensed consolidated financial statements, the Transactions were assumed to have occurred as of January 1, 2010 with respect to the unaudited pro forma condensed consolidated statements of operations and as of June 30, 2012 with respect to the unaudited pro forma condensed consolidated balance sheet.  Unaudited pro forma consolidated statements of operations for the year ended December 31, 2009 are not presented as the acquisition of the physical layer 10GBase-T integrated circuit family of products did not occur until October 1, 2010 so there were no operations related to this business component in 2009 and for the first nine months in 2010.

The unaudited pro forma consolidated condensed financial information is for informational purposes only and does not purport to represent what the Company’s actual results would have been if the Transactions had been completed as of the date indicated above, or that may be achieved in the future.

The unaudited pro forma consolidated condensed financial statements, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 13, 2012, as amended on April 27, 2012, and quarterly reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 filed May 9, 2012 and August 8, 2012, respectively.

PLX TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	June 30, 2012
		Pro Forma
	As Reported	Adjustments		Pro Forma

ASSETS
Current Assets:
Cash and cash equivalents	$4,740	$9,000	(a)	$13,740
Short-term marketable securities	5,114	-		5,114
Accounts receivable, net	15,572	-		15,572
Inventories	10,787	(944)	(b)	9,843
Other current assets	2,354	3,000	(c)	5,354
Total current assets	38,567	11,056		49,623
Property and equipment, net	12,090	(572)	(b)	11,518
Goodwill	21,338	(862)	(d)	20,476
Other acquired intangible assets, net	7,607	(7,521)	(b)	86
Long-term marketable securities	385	-		385
Other assets	784	-		784
Total assets	$80,771	$2,101		$82,872

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$12,071	$-		$12,071
Accrued compensation and benefits	5,148	-		5,148
Accrued commissions	795	-		795
Income taxes payable	-	-		-
Short term note payable and capital lease obligation	235	-		235
Other accrued expenses	2,573	-		2,573
Total current liabilities	20,822	-		20,822
Long term borrowing against line of credit	8,500	-		8,500
Total liabilities	29,322	-		29,322

Stockholders' Equity:
Common stock, par value	45	-		45
Additional paid-in capital	187,286	-		187,286
Accumulated other comprehensive loss	(221)	-		(221)
Accumulated deficit	(135,661)	2,101	(e)	(133,560)
Total stockholders' equity	51,449	2,101		53,550
Total liabilities and stockholders' equity	$80,771	$2,101		$82,872

PLX TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(in thousands)

	For the Six Months ended June 30, 2012
		Pro Forma
	As Reported	Adjustments		Pro Forma
Net revenues	$51,480	$(1,512)	(f)	$49,968
Cost of revenues	22,499	(1,575)	(f)	20,924
Gross profit	28,981	63		29,044

Operating expenses
Research and development	22,062	$(9,194)	(f)	12,868
Selling, general and administrative	16,308	(183)	(f)	16,125
Net acquisition and restructuring related costs	2,350	-		2,350
Amortization of purchased intangible assets	3,459	(3,300)	(g)	159
Impairment of assets	10,343	(10,343)	(g)	-
Total operating expenses	54,522	(23,020)		31,502
Operating loss	(25,541)	23,083		(2,458)
Interest income	18	-		18
Interest expense	(90)	-		(90)
Other income (expense), net	12	-		12
Loss before provision for (benefit from) income taxes	(25,601)	23,083		(2,518)
Provision for (benefit from) income taxes	58	(524)	(h)	(466)
Loss from continuing operations	$(25,659)	$23,607		$(2,052)

Basic loss per share from continuing operations	$(0.57)			$(0.05)
Shares used to compute basic per share amounts	44,763			44,763

Diluted loss per share from continuing operations	$(0.57)			$(0.05)
Shares used to compute diluted per share amounts	44,763			44,763

PLX TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(in thousands)

	For the Six Months ended June 30, 2011
		Pro Forma
	As Reported	Adjustments		Pro Forma
Net revenues	$58,824	$(2,331)	(f)	$56,493
Cost of revenues	25,519	(1,061)	(f)	24,458
Gross profit	33,305	(1,270)		32,035

Operating expenses
Research and development	26,434	$(10,401)	(f)	16,033
Selling, general and administrative	13,803	(145)	(f)	13,658
Net acquisition and restructuring related costs	3,106	(2,369)	(f)	737
Amortization of purchased intangible assets	4,888	(4,125)	(g)	763
Total operating expenses	48,231	(17,040)		31,191
Operating income (loss)	(14,926)	15,770		844
Interest income	45	-		45
Interest expense	(127)	-		(127)
Other income (expense), net	(85)	-		(85)
Income (loss) before provision for (benefit from) income taxes	(15,093)	15,770		677
Provision for (benefit from) income taxes	51	632	(h)	683
Income (loss) from continuing operations	$(15,144)	$15,138		$(6)

Basic income (loss) per share from continuing operations	$(0.34)			$0.00
Shares used to compute basic per share amounts	44,519			44,519

Dilutive income (loss) per share from continuing operations	$(0.34)			$0.00
Shares used to compute diluted per share amounts	44,519			45,048

PLX TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(in thousands)

	Year Ended December 31, 2011
		Pro Forma
	As Reported	Adjustments		Pro Forma
Net revenues	$115,789	$(4,637)	(f)	$111,152
Cost of revenues	49,650	(3,049)	(f)	46,601
Gross profit	66,139	(1,588)		64,551

Operating expenses
Research and development	49,236	$(20,907)	(f)	28,329
Selling, general and administrative	28,385	(348)	(f)	28,037
Net acquisition and restructuring related costs	2,408	(3,026)	(f)	(618)
Amortization of purchased intangible assets	10,639	(7,838)	(g)	2,801
Total operating expenses	90,668	(32,119)		58,549
Operating income (loss)	(24,529)	30,531		6,002
Interest income	73	-		73
Interest expense	(165)	-		(165)
Other income (expense), net	(56)	-		(56)
Income (loss) before provision for (benefit from) income taxes	(24,677)	30,531		5,854
Provision for (benefit from) income taxes	146	2,605	(h)	2,751
Income (loss) from continuing operations	$(24,823)	$27,926		$3,103

Basic income (loss) per share from continuing operations	$(0.56)			$0.07
Shares used to compute basic per share amounts	44,559			44,559

Dilutive income (loss) per share from continuing operations	$(0.56)			$0.07
Shares used to compute diluted per share amounts	44,559			45,016

PLX TECHNOLOGY, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(in thousands)

	Year Ended December 31, 2010
		Pro Forma
	As Reported	Adjustments		Pro Forma
Net revenues	$116,560	$(1,020)	(f)	$115,540
Cost of revenues	48,460	(707)	(f)	47,753
Gross profit	68,100	(313)		67,787

Operating expenses
Research and development	35,766	$(4,831)	(f)	30,935
Selling, general and administrative	26,720	-		26,720
Net acquisition and restructuring related costs	3,870	(3,152)	(f)	718
Amortization of purchased intangible assets	4,656	(2,063)	(g)	2,593
Total operating expenses	71,012	(10,046)		60,966
Operating income (loss)	(2,912)	9,733		6,821
Interest income	186	-		186
Interest expense	(117)	-		(117)
Other income (expense), net	(13)	-		(13)
Income (loss) before provision for (benefit from) income taxes	(2,856)	9,733		6,877
Provision for (benefit from) income taxes	433	1,801	(h)	2,234
Income (loss) from continuing operations	$(3,289)	$7,932		$4,643

Basic income (loss) per share from continuing operations	$(0.08)			$0.12
Shares used to compute basic per share amounts	38,942			38,942

Dilutive income (loss) per share from continuing operations	$(0.08)			$0.12
Shares used to compute diluted per share amounts	38,942			39,625

PLX TECHNOLOGY, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION

On September 20, 2012, PLX Technology, Inc. (“PLX” or the “Company”) completed the sale of physical layer 10GBase-T integrated circuit (“PHY”) family of products pursuant to an Asset Purchase Agreement between the Company and Aquantia Corporation dated September 14, 2012 (the “Aquantia APA”).

On July 6, 2012, the Company had also entered into an Asset Purchase Agreement (the “Entropic APA”) with Entropic Communications, Inc., pursuant to which the Company completed the sale of digital channel stacking switch product line within the PHY product family, including certain assets exclusively related to the product line. Under the terms of the agreement, the Company continued to have an obligation to complete the development  in process.  The agreement provided for $3 million upon closing and up to $5 million in future payments.  Future payments consist of a milestone payment of $2 million in connection with product acceptance, a $2 million escrow payment relating to certain representations and warranties made by PLX and is due to be released to PLX twelve months after product acceptance and a $1 million milestone payment in the event a third party royalty arrangement is secured.  In conjunction with the Entropic APA, the Company entered into an Intellectual Property License Agreement (the “License Agreement”) with Entropic which provided a fully paid, royalty free license to certain of the physical layer 10GBase-T  integrated circuit technology which provided for a $4 million payment upon signing.  In connection with the Transaction with Aquantia, the Company is in negotiations to modify the Agreement with Entropic and it is probable that the payment terms of certain milestone payments will be reduced and accelerated and the obligation of PLX to complete the development of the product will be assumed by Entropic.

The unaudited pro forma condensed consolidated financial statements give effect to the consummated Aquantia APA, the Entropic APA and the License Agreement (“the Transactions”) and probable amendment to the Entropic Agreement.

The unaudited pro forma financial consolidated condensed balance sheet as of June 30, 2012 is based on the historical financial statements of the Company after giving effect to the Transactions adjustments.  The unaudited pro forma consolidated balance sheet as of June 30, 2012 is presented as if the Transaction had occurred on June 30, 2012.

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2011 and 2010 and the six months ended June 30, 2012 and 2011 are based on the historical financial statements of the Company for the years and six months then ended after giving effect to the Transactions adjustments.  The unaudited pro forma consolidated statements of operations are presented as if the Transactions had occurred on January 1, 2010.  Unaudited pro forma consolidated statements of operations for the year ended December 31, 2009 are not presented as the acquisition of the physical layer 10GBase-T integrated circuit family of products did not occur until October 1, 2010 so there were no operations related to this business component in 2009 and the first nine months of 2010.

           The unaudited pro forma condensed consolidated financial statements are based upon available information and assumptions that the Company believes are reasonable under the circumstances and are prepared to illustrate the estimated effects of the Transactions.  The unaudited pro forma consolidated condensed financial statements, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 13, 2012, as amended on April 27, 2012 and quarterly reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed on May 9, 2012 and August 8, 2012, respectively.

The unaudited pro forma condensed consolidated financial statements have been provided for illustrative purposes only and are not necessarily indicative of financial position or results of operations that would have been achieved had the Transactions occurred as of or for the periods presented, nor are they necessarily indicative of the Company’s future operating results or financial position.

The unaudited pro forma condensed consolidated financial statements do not include the anticipated effects of additional restructuring charges related to severance and certain contractual obligations because estimates of these potential costs cannot be quantified at this time.

2. PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated condensed balance sheet and statement of operations gives effect to the following adjustments:

(a)	To record payments received at closing in connection with the Aquantia APA of $2 million, the Entropic APA of $3 million and the License Agreement of $4 million.

(b)	To eliminate the book value of assets sold to Aquantia and Entropic, assuming the Transactions occurred on June 30, 2012.

(c)
To record the estimated fair value of the remaining payments under the Entropic APA.  The estimated fair value of the remaining payments is based on assumptions made in connection with the current negotiations and potential claims against the escrow and are subject to change.

(d)	To adjust goodwill for the relative fair value of the business that was disposed.

(e)	To record the estimated pro forma gain on the Transactions. The actual gain on the Transactions is subject to adjustments.

(f)	To eliminate the revenues and expenses which are directly related to the disposed business component and which will not continue.

(g)	To eliminate amortization expense and impairment charges associated with intangibles acquired in the prior acquisition of the disposed business component.

(h)	To adjust income provision for income tax applying intra-period allocation rules for income taxes.

3. PRO FORMA NET LOSS PER SHARE

The pro forma basic and diluted net income per share amounts presented are based upon the weighted average number of common shares outstanding during the period presented.  As the company incurred losses from continuing operations for certain of the periods presented, the effect of dilutive securities were excluded from the computation of diluted loss per share, as the impact would have been anti-dilutive.  For other periods, the company has net income on a pro forma basis so the dilutive securities were included in the pro forma calculation of net income per share.